SGI Reports Financial Results for Third Quarter of Fiscal 2014

MILPITAS, CA -- (Marketwired - April 30, 2014) - SGI (NASDAQ: SGI), the trusted leader in high performance computing and Big Data, today reported financial results for its fiscal third quarter ended Mar. 28, 2014. Total revenue for the fiscal third quarter was $124 million, which compares with $116 million in the previous quarter and $233 million in the third fiscal quarter of 2013.

GAAP net loss for the third quarter was $22 million, or $(0.64) per share, which compares with a GAAP net loss of $14 million, or $(0.40) per share, in the prior quarter, and GAAP net income of $9 million, or $0.27 per diluted share, in the third quarter of fiscal 2013. Non-GAAP net loss for the quarter was $7 million, or $(0.22) per share, which compares with non-GAAP net loss of $7 million, or $(0.20) per share, in the prior quarter and non-GAAP net income of $6 million, or $0.18 per diluted share, in the year-ago period.

  Core revenue, which includes HPC, Big Data, storage, and services, but excludes revenue related to legacy cloud infrastructure and "low-margin deals" in prior periods, was $122 million, which compares with $107 million in the prior quarter and $152 million in the same quarter a year ago.
  Core revenue in the company's Federal business, which includes U.S. government customers, system integrators, and higher education institutions, was $45 million, up from $44 million in the prior quarter and down from $82 million in the same quarter one year ago.
  Outside of the Federal business (commercial and non-U.S. public sector), core revenue was $77 million, up 24% from $62 million in the prior quarter and up 11% from $69 million in the same quarter a year ago.
  Revenue related to the legacy cloud, which is generally commodity servers for public cloud infrastructure, was $2 million, which compares with $9 million in the prior quarter and $32 million in the fiscal third quarter of 2013.

"Results for the quarter were consistent with our expectations and reflected solid core revenue growth in international public sector and commercial accounts, coupled with continued softness in the spending of certain Federal defense-related customers," said Jorge Titinger, president and CEO of SGI. "Our core international and commercial business is on track to grow approximately 35% in the fiscal second half; however, in our Federal business we have yet to see the return of historical spending patterns or incremental new program wins to drive immediate growth. As a result, we currently expect total revenue for the fiscal second half to be within the lower end of our previously forecasted range. Looking beyond the current fiscal year, we are confident that we are making the right investments in people and products to drive market share gains and improved ranking among the top providers of supercomputers globally, and to achieve profitable growth in the enterprise through our highly differentiated core offerings for high-performance shared memory analytics."

Recent Highlights

  On Apr. 30, SGI announced that Massachusetts General Hospital and Harvard Medical School's Center for Advanced Medical Imaging Sciences (CAMIS) Radiology Department has selected SGI to enhance research capabilities for diagnostic medical imaging. CAMIS chose SGI® UV™ 2000 and SGI® UV™ 20 large shared-memory systems and SGI® InfiniteStorage™ 5000 due to its proven ability to solve large-scale, data-intensive problems with industry-standard components while providing ease-of-use benefits.

  On Apr. 16, SGI announced a partnership with NVIDIA and GIS Federal, a supplier of high performing innovative solutions for big data, cloud computing and intuitive tools across all intelligence disciplines, to power geospatial database that can scale several orders of magnitude higher than other compute databases. The database runs on a 10 terabyte (TB) SGI® UV™ 2000 system, with 16 NVIDIA® Tesla® K20x graphics processing unit (GPU) accelerators.

  On Apr. 8, 3M and SGI announced the implementation of a fully functional supercomputer developed in collaboration with Intel, using a revolutionary two-phase immersion cooling technology pioneered by 3M that reduces water consumption and energy use -- while increasing supercomputer efficiency. The proof-of-concept includes the fifth generation SGI® ICE™ X distributed memory supercomputer with the Intel® Xeon® processor E5-2600 placed directly into the 3M™ Novec™ Engineered Fluid, showcasing this technology as the "Data Center of the Future."

  On Mar. 3, SGI announced that the Japan Agency for Marine-Earth Science and Technology (JAMSTEC) has selected SGI UV 2000 powered by Intel® Xeon® processor E5-4600 v2 series for pre and post-processing offline grid simulations for its Earth Simulator supercomputer. JAMSTEC's SGI UV 2000 solution is one of the largest shared memory systems powered by 2,560 cores of Intel® Xeon® processor E5-4600 v2 series and provides 49.152 Tflops of computing capacity with 32TB shared memory for a Single System Instance, propelling JAMSTEC to the next level of large scale, fine-grained simulations that were otherwise unthinkable due to memory constraints.

  On Feb. 6, SGI announced a partnership with Cognilytics, combining SGI's HPC technology for Big Data analytics with Cognilytics' expertise in implementing technologies such as Hadoop and SAP Platform and Analytics solutions -- bringing customers a more robust Big Data and HPC offering. Infrastructure solutions delivered through the new SGI and Cognilytics partnership include SGI® InfiniteData Cluster™ and SGI® UV™.

Outlook
SGI provides high-performance computing and data management solutions to large government, higher education, and commercial customers. Any given customer deal can include a varying mix of compute and storage hardware, software, and services, and generally will carry terms that result in most of the product revenue associated with the deal being recognized upon final shipment or acceptance of the system. The timing of booking, installation, and acceptance of large deals is difficult to predict and can cause significant swings in quarterly revenue. The company derives a significant portion of its revenue from the U.S. government and from third parties and educational institutions that receive funding from the U.S. government. Government shutdowns, protracted Federal budget deliberations, and other disruptions in the timely funding or acceptance of government-related programs can impact the award, deployment, and final acceptance of systems. Management provides guidance on revenue and other items based on its current expectations of the timing of revenue and associated costs; however, there can be no assurance that revenues and associated costs will be recognized according to expected schedules and management assumes no obligation to update its guidance if the timing of revenues or other circumstances in the business differ from current expectations.

The company is providing the following guidance for the fiscal fourth quarter and fiscal half ending Jun. 27, 2014:

  Total revenue for the fiscal second half is expected to be in the range of $260 to $270 million. Total revenue for the fiscal fourth quarter is expected to be in the range of $135 to $145 million.

  Excluding Federal, core revenue for the second half of fiscal 2014 is expected to be in the range of $170 to $175 million, up approximately 35% from the second half of fiscal 2013, including expected year-over-year growth of at least 60% in the fiscal fourth quarter.

  GAAP net loss for the fiscal fourth quarter is expected to be in the range of $8 - $11 million, or $(0.23) to $(0.30) per share. Non-GAAP net loss for the fiscal fourth quarter is expected to be in the range of $3 - $6 million, or $(0.08) to $(0.15) per share. Non-GAAP net loss is expected to exclude approximately $5 million of adjustments, including stock-based compensation expense, restructuring and severance costs, intangibles amortization and other items. Both EPS calculations assume 34.8 million weighted average shares outstanding.

Webcast and Conference Call Information
A live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at investors.sgi.com beginning at 2:00 p.m. PT (5:00 p.m. ET). A replay of the webcast will be available approximately two hours after the conclusion of the call and will remain available until the next earnings call.

The public can also listen to the earnings conference call by dialing (888) 463-5422 (toll-free) or (970) 315-0484 (international). An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing (855) 859-2056 (toll-free) or (404) 537-3406 (international) and entering the confirmation code: 29326971.

About SGI
SGI, the trusted leader in high performance computing (HPC) and Big Data, is focused on helping customers solve their most demanding business and technology challenges by delivering technical computing, Big Data analytics, cloud computing, and petascale storage solutions that accelerate time to discovery, innovation, and profitability. Visit sgi.com (sgi.com/) for more information.

Connect with SGI on Twitter (@sgi_corp), YouTube (youtube.com/sgicorp), Facebook (facebook.com/sgiglobal) and LinkedIn (linkedin.com/company/sgi).

Cautionary Statement Regarding Forward Looking Statements
The statements made in this press release regarding projected financial results, including SGI's anticipated growth and profitability, guidance for the fourth quarter and second half of fiscal 2014 and certain statements made in the earnings conference call, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

  Substantial sales to U.S. government entities, which are subject to the government's budgetary constraints;
  Customer concentration risks;
  Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;
  Increased competition causing SGI to sell products or services at lower margins than expected;
  Lengthy acceptance cycles of SGI's products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers;
  The addition of new customers or loss of existing customers;
  Unexpected changes in the price for, and the availability of, components from SGI's suppliers;
  SGI's ability to enhance its products with new and better designs and functionality;
  Actions taken by competitors, such as new product announcements or introductions or changes in pricing;
  Market acceptance of newer products; and
  SGI's increased reliance on contract manufacturing and its anticipated benefits.

In addition, SGI's actual revenue and profitability for the fiscal year ending June 27, 2014 could differ materially from expectations for a number of reasons, including, but not limited to, changes driven by new accounting, regulations, interpretations or guidance and other risks as detailed in SGI's filings with the Securities and Exchange Commission ("SEC"), including those described under the caption "Risk Factors" in SGI's Annual Report on Form 10-K filed with the SEC on Sept. 9, 2013 and SGI's Quarterly Report on Form 10-Q filed with the SEC on Feb. 3, 2014, which are available at the SEC's web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. SGI undertakes no obligation to update the information in this earnings release or the related earnings conference call, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Use of Non-GAAP Financial Measures
This press release and the related earnings conference call include financial measures that are not determined in accordance with U.S. generally accepted accounting principles ("GAAP"), including non-GAAP gross margin, non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. In addition, these non-GAAP measures may be different from non-GAAP measures used by other companies. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in evaluating the company's operating performance and analyzing our business operations. Management may exclude the following items from one or more of non-GAAP measures: (1) share-based compensation; (2) amortization of intangible assets; (3) restructuring and severance charges; (4) excess and obsolete inventory write-off; (5) manufacturing transition costs; (6) gains or losses on investments; and (7) other non-recurring costs, including settlements and other items. Such measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers included in this release, if applicable; but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI's core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period's operational and financial performance. Management uses this view of SGI's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI's financial and operational performance in the same way that management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI's business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI's GAAP and non-GAAP financial results is provided in this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in this release and SGI's SEC filings.

For a full reconciliation of historical non-GAAP measures referenced in this press release or today's presentation to the comparable measures under GAAP, please refer to the company's press releases on its website at www.sgi.com.

© 2014 Silicon Graphics International Corp. All rights reserved. SGI and the SGI logo are trademarks or registered trademarks of Silicon Graphics International Corp. or its subsidiaries in the United States and/or other countries. All other trademarks are property of their respective holders.

                    Silicon Graphics International Corp.
         UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (In thousands, except per share amounts)

                                  Three Months Ended     Nine Months Ended
                                 --------------------  --------------------
                                 March 28,  March 29,  March 28,  March 29,
                                    2014       2013       2014       2013
                                 ---------  ---------  ---------  ---------

Revenue                          $ 124,283  $ 232,588  $ 387,862  $ 596,695
Cost of revenue                     93,213    180,096    285,061    454,429
                                 ---------  ---------  ---------  ---------

Gross profit                        31,070     52,492    102,801    142,266
                                 ---------  ---------  ---------  ---------

Operating expenses:
  Research and development          17,327     15,518     47,063     45,017
  Sales and marketing               19,105     19,824     55,516     59,059
  General and administrative        16,431     14,924     43,460     41,496
  Restructuring                          9        740        646      5,081
                                 ---------  ---------  ---------  ---------
    Total operating expenses        52,872     51,006    146,685    150,653
                                 ---------  ---------  ---------  ---------
(Loss) income from operations      (21,802)     1,486    (43,884)    (8,387)
                                 ---------  ---------  ---------  ---------
  Interest income (expense), net       (41)       (11)       (94)      (278)
  Other income (expense), net          533       (359)     2,521     (1,253)
                                 ---------  ---------  ---------  ---------
    Total other income
     (expense), net                    492       (370)     2,427     (1,531)
                                 ---------  ---------  ---------  ---------
(Loss) income before income
 taxes                             (21,310)     1,116    (41,457)    (9,918)
Income tax (benefit) provision         548     (8,108)       908    (11,563)
                                 ---------  ---------  ---------  ---------
Net (loss) income                $ (21,858) $   9,224  $ (42,365) $   1,645
                                 =========  =========  =========  =========

Basic net (loss) income per
 share                           $   (0.64) $    0.28  $   (1.24) $    0.05
                                 =========  =========  =========  =========
Diluted net (loss) income per
 share                           $   (0.64) $    0.27  $   (1.24) $    0.05
                                 =========  =========  =========  =========

Shares used in computing basic
 net (loss) income per share        34,325     33,201     34,199     32,593
                                 =========  =========  =========  =========
Shares used in computing diluted
 net (loss) income per share        34,325     34,467     34,199     33,295
                                 =========  =========  =========  =========

                    Silicon Graphics International Corp.
               UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                         March 28,  June 28,
                                                            2014      2013
                                                         --------- ---------
                         ASSETS
Current assets:
  Cash and cash equivalents                              $  76,105 $ 175,181
  Current portion of restricted cash                         2,276       531
  Accounts receivable, net                                 102,960    59,842
  Inventories                                               71,731    61,770
  Current portion of deferred cost of revenue               10,167    21,204
  Prepaid expenses and other current assets                 18,411    14,094
                                                         --------- ---------
    Total current assets                                   281,650   332,622
Non-current portion of restricted cash                       2,078     2,853
Property and equipment, net                                 28,618    26,170
Goodwill and intangible assets, net                         17,119     6,174
Non-current portion of deferred cost of revenue              6,392     7,281
Other assets                                                34,002    32,753
                                                         --------- ---------
    Total assets                                         $ 369,859 $ 407,853
                                                         ========= =========

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $  48,631 $  51,531
  Accrued compensation                                      20,656    28,504
  Current portion of deferred revenue                       93,641    86,357
  Other current liabilities                                 35,671    35,364
                                                         --------- ---------
    Total current liabilities                              198,599   201,756
Non-current portion of deferred revenue                     46,884    50,362
Long-term income taxes payable                               9,997    10,149
Retirement benefit obligations                              12,006    11,542
Other non-current liabilities                                8,621     3,790
                                                         --------- ---------
    Total liabilities                                      276,107   277,599
Stockholders' equity                                        93,752   130,254
                                                         --------- ---------
      Total liabilities and stockholders' equity         $ 369,859 $ 407,853
                                                         ========= =========

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                             Three Months Ended
                                 ------------------------------------------
                                               March 28, 2014

                                    Net                  Gross    Operating
                                    Loss       EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $ (21,858) $   (0.64) $  31,070  $  52,872

  Share-based compensation   (1)     3,268       0.10        431     (2,837)
  Amortization of
   intangibles               (1)     1,047       0.03        441       (606)
  Restructuring and
   severance                 (2)     7,145       0.21      1,451     (5,694)
  Excess and obsolete
   inventory                 (2)     2,182       0.06      2,182          -
  Other non-recurring items  (2)       819       0.02          2       (817)
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $  (7,397) $   (0.22) $  35,577  $  42,918
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                      25%
  Gross margin on a Non-GAAP
   basis                                                      29%

Weighted average shares used in computing:
  Basic and dilutive net loss
   per share                                   34,325

                                             Three Months Ended
                                 ------------------------------------------
                                               March 29, 2013

                                    Net                  Gross    Operating
                                   Income      EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $   9,224  $    0.27  $  52,492  $  51,006

  Share-based compensation   (1)     2,809       0.08        391     (2,418)
  Amortization of
   intangibles               (1)       923       0.03        255       (668)
  Restructuring and
   severance                 (2)     1,744       0.05         98     (1,646)
  Income tax abatement       (2)    (8,447)     (0.25)         -          -
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $   6,253  $    0.18  $  53,236  $  46,274
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                      23%
  Gross margin on a Non-GAAP
   basis                                                      23%

Weighted average shares used in computing:
  Basic net income per share                   33,201
  Dilutive net income per
   share                                       34,467

                                             Three Months Ended
                                 ------------------------------------------
                                              December 27, 2013

                                    Net                  Gross    Operating
                                    Loss       EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $ (13,684) $   (0.40) $  33,483  $  48,375

  Share-based compensation   (1)     3,517       0.10        459     (3,058)
  Amortization of
   intangibles               (1)     1,051       0.03        442       (609)
  Restructuring and
   severance                 (2)     1,921       0.06      1,171       (750)
  Other non-recurring items  (2)     2,094       0.06        104     (1,990)
  Gain on investment         (2)    (1,717)     (0.05)         -          -
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $  (6,818) $   (0.20) $  35,659  $  41,968
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                      29%
  Gross margin on a Non-GAAP
   basis                                                      31%

Weighted average shares used in computing:
  Basic and dilutive net loss
   per share                                   34,176

                    Silicon Graphics International Corp.
       RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
                   (In thousands, except per share data)
                                (Unaudited)

                                              Nine Months Ended
                                 ------------------------------------------
                                               March 28, 2014

                                    Net                  Gross    Operating
                                    Loss       EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $ (42,365) $   (1.24) $ 102,801  $ 146,685

  Share-based compensation   (1)     9,761       0.28      1,332     (8,429)
  Amortization of
   intangibles               (1)     2,933       0.09      1,138     (1,795)
  Restructuring and
   severance                 (2)     9,995       0.29      2,655     (7,340)
  Excess and obsolete
   inventory                 (2)     5,424       0.16      5,424          -
  Other non-recurring items  (2)     3,649       0.11        106     (3,543)
  Gain on investment         (2)    (1,717)     (0.05)         -          -
  Canada tax benefits        (2)      (611)     (0.02)         -          -
                                 ---------  ---------  ---------  ---------
Non-GAAP                           (12,931) $   (0.38)   113,456    125,578
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP
   basis                                                      27%
  Gross margin on a Non-GAAP
   basis                                                      29%

Weighted average shares used
 in computing:
  Basic and dilutive net
   loss per share                              34,199

                                              Nine Months Ended
                                 ------------------------------------------
                                               March 29, 2013

                                    Net                  Gross    Operating
                                   Income      EPS       Profit    Expenses
                                 ---------  ---------  ---------  ---------
GAAP                             $   1,645  $    0.05  $ 142,266  $ 150,653

  Share-based compensation   (1)     7,816       0.23      1,262     (6,554)
  Amortization of
   intangibles               (1)     2,839       0.08        778     (2,061)
  Restructuring and
   severance                 (2)     7,157       0.22        993     (6,164)
  Other non-recurring items  (2)      (438)     (0.01)         -        438
  Income tax abatement       (2)   (12,736)     (0.38)         -          -
                                 ---------  ---------  ---------  ---------
Non-GAAP                         $   6,283  $    0.19  $ 145,299  $ 136,312
                                 =========  =========  =========  =========

Gross Margin
  Gross margin on a GAAP basis                                24%
  Gross margin on a Non-GAAP
   basis                                                      24%

Weighted average shares used
 in computing:
  Basic net income per share                   32,593
  Dilutive net income per
   share                                       33,295

NOTE: This presentation includes certain financial measures not in conformity with Generally Accepted Accounting Principles in the United
States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(1)  Adjustments to exclude certain non-cash expenses such as share-based compensation and amortization of intangible assets.
(2)  Adjustments to exclude the items discussed below because such items are either operating expenses which would not otherwise have been incurred by the company in the normal course of the company's business operations or are not reflective of the company's core results over time. These items may include recurring as well as non-recurring items.

     (a)  Restructuring Charges and severance - Restructuring charges consist primarily of severance expense, facility closure and relocation costs
     (b)  Other non-recurring items include settlements and other items
     (c)  Excess and obsolete charges related to our strategic withdrawal from legacy cloud infrastructure

                    Silicon Graphics International Corp.
                           TRENDED FINANCIAL DATA
                               (In thousands)
                                (Unaudited)

              Q1 FY13  Q2 FY13  Q3 FY13  Q4 FY13  Q1 FY14  Q2 FY14  Q3 FY14
             -------- -------- -------- -------- -------- -------- --------

Total
 Revenue
  Americas   $123,385 $112,358 $142,215 $118,550 $102,212 $ 62,648 $ 56,554
  APJ          44,434   27,735   36,314   28,084   24,266   24,383   52,508
  EMEA         25,062   31,133   54,059   23,898   21,041   29,029   15,221
             -------- -------- -------- -------- -------- -------- --------
    Total
     revenue $192,881 $171,226 $232,588 $170,532 $147,519 $116,060 $124,283
             ======== ======== ======== ======== ======== ======== ========
Revenue
  Compute    $130,800 $109,129 $160,367 $ 97,870 $ 88,842 $ 60,418 $ 72,805
  Storage      15,515   18,911   26,773   31,324   19,978   16,916   13,122
             -------- -------- -------- -------- -------- -------- --------
    Product
     Revenue  146,315  128,040  187,140  129,194  108,820   77,334   85,927
  Service
   Revenue     46,566   43,186   45,448   41,338   38,699   38,726   38,356
             -------- -------- -------- -------- -------- -------- --------
    Total
     revenue $192,881 $171,226 $232,588 $170,532 $147,519 $116,060 $124,283
             ======== ======== ======== ======== ======== ======== ========
Cost of
 revenue
  Product    $122,597 $ 97,350 $152,523 $ 99,469 $ 88,692 $ 61,343 $ 70,759
  Service      28,074   26,312   27,573   24,277   20,579   21,234   22,454
             -------- -------- -------- -------- -------- -------- --------
    Total
     cost of
     revenue $150,671 $123,662 $180,096 $123,746 $109,271 $ 82,577 $ 93,213
             ======== ======== ======== ======== ======== ======== ========
Gross margin
 by Product
 and Service
  Product
   Gross
   Margin        16.2%    24.0%    18.5%    23.0%    18.5%    20.7%    17.7%
  Service
   Gross
   Margin        39.7%    39.1%    39.3%    41.3%    46.8%    45.2%    41.5%
    Total
     gross
     margin      21.9%    27.8%    22.6%    27.4%    25.9%    28.8%    25.0%
             ======== ======== ======== ======== ======== ======== ========

                    Silicon Graphics International Corp.
                             CORE REVENUE TREND
                               (In thousands)
                                 (Unaudited)

               Q1 FY13  Q2 FY13  Q3 FY13  Q4 FY13  Q1 FY14  Q2 FY14  Q3 FY14
              -------- -------- -------- -------- -------- -------- --------

Core Federal
  Federal     $ 68,156 $ 64,803 $100,809 $ 66,857 $ 76,374 $ 44,402 $ 45,013
  Low-Margin
   Deals             -        -  (18,555)       -        -        -        -
              -------- -------- -------- -------- -------- -------- --------
    Total
     Core
     Federal
     (*)        68,156   64,803   82,254   66,857   76,374   44,402   45,013
              -------- -------- -------- -------- -------- -------- --------
Core
 International
 /Commercial
  International
 /Commercial    79,347   68,200   99,627   58,074   55,259   62,482   77,215
  Low-Margin
   Deals       (15,334)       -  (30,194)       -        -        -        -
              -------- -------- -------- -------- -------- -------- --------
    Total
     Core
     International
 /Commercial
   (**)         64,013   68,200   69,433   58,074   55,259   62,482   77,215
              -------- -------- -------- -------- -------- -------- --------

      Total
       Core
       Revenue 132,169  133,003  151,687  124,931  131,633  106,884  122,228
              -------- -------- -------- -------- -------- -------- --------

Legacy Cloud    45,378   38,223   32,152   45,601   15,886    9,176    2,055
Low-Margin
 Deals          15,334        -   48,749        -        -        -        -
              -------- -------- -------- -------- -------- -------- --------

      Total
      Revenue $192,881 $171,226 $232,588 $170,532 $147,519 $116,060 $124,283
              ======== ======== ======== ======== ======== ======== ========

(*) Core Federal revenue includes U.S. government customers, system integrators, and higher education institutions but excludes low-margin deals
(**) Core International / Commercial revenue includes HPC, Big Data, storage, and services, excludes revenue related to legacy cloud infrastructure and low-margin deals

Contact Information:

SGI Investor Relations
John Swenson
+1-669-900-8129
jswenson@sgi.com